Exhibit 99.7

Piedra Energy IV, LLC

Financial Report

December 31, 2021

Independent Auditor’s Report

To the Members of

Piedra Energy IV, LLC

Opinion

We have audited the financial statements of Piedra Energy IV, LLC (the Company) which comprise the balance sheet as of December 31, 2021, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Piedra Energy IV, LLC as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date that the financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Weaver and Tidwell, L.L.P.

24 Greenway Plaza, Suite 1800 | Houston, Texas 77046

Main: 713.850.8787

CPAs AND ADVISORS | WEAVER.COM

The Members of

Piedra Energy IV, LLC

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

March 16, 2022

Piedra Energy IV, LLC

Balance Sheet

December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89,033
Accounts receivable - related parties	50

Total current assets	89,083

TOTAL ASSETS	$89,083

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - related parties	28,739

Total current liabilities	28,739
MEMBERS’ EQUITY	60,344

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$89,083

The Notes to the Financial Statements are an integral part of this statement.

Piedra Energy IV, LLC

Statement of Operations

Year ended December 31, 2021

EXPENSES
General and administrative expenses	22,756
Abandoned project costs	6,373

Total expenses	29,129

NET LOSS	$(29,129)

The Notes to the Financial Statements are an integral part of this statement.

Piedra Energy IV, LLC

Statement of Members’ Equity

Year ended December 31, 2021

BALANCE, January 1, 2021	$89,473
Net loss	(29,129)

BALANCE, December 31, 2021	$60,344

The Notes to the Financial Statements are an integral part of this statement.

Piedra Energy IV, LLC

Statement of Cash Flows

Year ended December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(29,129)
Changes in operating assets and liabilities
Accounts receivable - related parties	0
Accounts payable - related parties	3,766
Prepaid expenses and other	0

Net cash used in operating activities	(25,363)
CASH FLOWS FROM FINANCING ACTIVITIES	0

Net decrease in cash and cash equivalents	(25,363)
CASH AND CASH EQUIVALENTS, beginning of the period	114,396

CASH AND CASH EQUIVALENTS, end of the period	$89,033

The Notes to the Financial Statements are an integral part of this statement.

Piedra Energy IV, LLC

Notes to Financial Statements

Note 1.	Summary of Significant Accounting Policies

Nature of Operations

Piedra Energy IV, LLC (Piedra, the Company) is a Delaware limited liability company formed October 11, 2018 to acquire, maintain, drill, develop, and operate oil and gas interests in the continental United States. The Company’s assets will most likely be in the Permian Basin.

The Company is owned by EnCap Energy Capital Fund XI, L.P. (95.2381%, EnCap) and Piedra Resources IV, LLC (4.7619%, Management Member), which is owned by certain members of management (collectively, the Investor Group or Members). Management Member manages the Company on behalf of the other Members. A five-member board of managers governs the actions of the Company. Under the terms of the Limited Liability Company Agreement (the Agreement), the Investor Group has committed to contribute up to $252.0 million to the Company and Rock River Minerals IV, LP, a related party. Of this commitment amount, the Investor Group contributed $1 million to the Company through December 31, 2021. The Investor Group had a remaining commitment to the Company and Rock River Minerals IV, LP of $105.5 million at December 31, 2021. The term of the Company is to continue until terminated by the board of managers and/or per the terms of the Agreement.

Piedra Operating, LLC (Operating) acts as the operator of the properties owned by the Company in accordance with the terms of a service and operating agreement effective August 8, 2018.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable – related parties

Accounts receivable – related parties, consists of accrued contributions from Management Member. No interest was charged in 2019 on past-due balances. The Company uses the direct write-off method in accounting for losses on accounts receivable. The Company did not charge any amount to bad debt expense for the year ended December 31, 2021.

Accounts Payable – related parties

Accounts payable – related parties include obligations incurred in the ordinary operation of the business for services performed and products received paid by Operating on its behalf.

Piedra Energy IV, LLC

Notes to Financial Statements

Income Taxes

The Company is a limited liability company, and therefore will be treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the Members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal income tax provision has been made in the financial statements of the Company since the federal income tax is an obligation of the Members.

At December 31, 2021, the Company did not have any accrued expense for taxes due to the State of Texas for Texas margin tax.

As the Company is not subject to federal income tax, but is subject to state margin tax, provisions for state margin taxes are based on taxes payable for the current year and deferred taxes on temporary differences between the amount of taxable margin and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted state margin tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for state margin taxes. At December 31, 2021, the Company had not recorded a liability for deferred state margin tax as the liability is not material.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes. ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. ASC Topic 740 requires that the Company recognize in its financial statements the financial effects of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining its state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions.

Under the centralized LLC audit rules of the Internal Revenue Service (“IRS”), the IRS assesses and collects underpayments of tax from the LLC instead of from each member. The LLC may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized LLC audit rules.

The collection of tax from the LLC is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income tax on LLC income, regardless of who pays the tax or when it is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the financial statements.

Piedra Energy IV, LLC

Notes to Financial Statements

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842). The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. A lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for the Company on January 1, 2022.

In October 2018, the FASB issued ASU 2018-17 Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which simplifies VIE guidance for private companies. Under this statement, a private company could make an accounting policy election to not apply VIE guidance to legal entities under common control (including common control leasing arrangements) when certain criteria are met. This statement is effective for fiscal years beginning after December 15, 2020. The Company adopted this guidance on January 1, 2020 although the adoption did not have an impact on the presentation of the Company’s financial statements.

COVID-19

The novel coronavirus (“COVID-19”) pandemic continued through 2021 and many uncertainties remain with respect to COVID-19 at December 31, including uncertainty regarding the length of time the pandemic will continue, as well as the timing, pace and extent of an economic recovery in the United States, Canada and elsewhere, and how such uncertainties will impact the energy industry and our business. As a result, these matters may affect our estimates and assumptions on the amounts reported in the financial statements and accompanying notes in the near term.

Subsequent Events

The Company evaluates subsequent events for potential recognition and/or disclosure through the date the financial statements are available to be issued.

Note 2.	Related Party Transactions

As of December 31, 2021, the Company had accounts payable due to related parties which represent general and administrative and other expenses of the Company paid by Operating on its behalf of $28,739. These are presented in accounts payable – related parties on the balance sheet. During the year ended December 31, 2021, Piedra Operating paid general and administrative expenses totaling $12,546 on behalf of the Company. The Company is subject to the Management Services Agreement with Piedra Operating, LLC, which allows for an allocation of general and administrative expenses to the Company. During the year ended December 31, 2021, no general and administrative expenses were allocated to the Company.

Piedra Energy IV, LLC

Notes to Financial Statements

Note 3.	Commitments and Contingencies

Contingencies

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from third party litigation, federal, state and local environmental and health and safety laws and regulations.

There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Note 4.	Concentrations

The Company regularly maintains its cash and cash equivalents in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and does not believe its exposure to such risk is more than nominal.

Note 5.	Members’ Equity Accounts

Capital contributions are based on capital calls, as determined by the board of managers. Contribution requests to the Members are based on their commitment interest during that period of time, as defined by the Agreement. Cash earnings on profits and any items in nature of income or gain will be applied to the Members’ capital accounts in accordance with their earnings interest, as defined by the Agreement.

The Company has three classes of members’ equity, Classes A, B and C Units. Class A and B Units have all the rights, privileges, preferences and obligations provided for in the Agreement, which are consistent with an ordinary equity ownership interest. Class A Units are a class of up to 2,520,000 membership units to be issued to EnCap. Class B Units are a class of up to 120,000 membership units to be issued to Piedra Resources IV, LLC. The purchase price per each Class A and Class B Unit is $100. At December 31, 2021, EnCap has purchased 9,524 Class A Units for a total of $952,381 and Resources has purchased 476 Class B Units for a total of $47,619. The board of managers has issued 100,000 Class C Units to Resources. Class C Units do not have voting rights and holders are not required to make any form of contribution to the Company. Class C Units do not have a risk of loss and will only be entitled to share in distributions and allocations if and to the extent the board of managers makes such distributions and applicable thresholds have been met. As such, the Class C Units are treated as a profit-sharing arrangement accounted for under FASB ASC Topic 710, Compensation – General, for which distributions will be expensed to compensation as declared.

Note 6.	Subsequent Events

The Company has evaluated subsequent events for potential recognition and/or disclosure through March 16, 2022, the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events other than the following:

•	The Company closed on an acquisition of eight leases in Andrews County, Texas (2,912.65 acres) for $33,495,475, plus additional broker fees and title expenses on February 16, 2022.

•	During 2022, the Company received approximately $57.1 million in contributions from Members.